FORM 10f-3
Registered Domestic Securities


Fund: ___PaineWebber Global Equity Fund
____________________________________

1.	Issuer:.  Fox Entertainment

2.	Date of Purchase:   11/10/98
3.  Date offering commenced:  11/10/98

4.	Underwriters from whom purchased:   Merrill
Lynch

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:  $
270,000

7.	Aggregate principal amount of offering:  $
2,808,000,000

8.	Purchase price (net of fees and expenses):  $
22.50

9.	Initial public offering price:  $  22.50

10.	Commission, spread or profit:  	%	$_0.55_________

11.	Have the following conditions been satisfied?
YES
NO
a. The
securities are
part of an issue
registered
under the
Securities Act
of 1933 that is
being offered to
the public.	__X__	_____

b.  The
securities
were
purchased
prior to the
end of the
first day on
which any
sales are
made (of, if
a rights
offering, the
securities
were
purchased
on or before
the fourth
day
preceding
the day on
which the
offering
terminated).	_X	______

c.  The
securities
were
purchased
at a price
not more
than the
price paid
by each
purchaser
in the
offering.	_x	______

d.  The underwriting was a firm commitment
underwriting.	___X___	______

e.  The
commission,
spread or profit
was
reasonable and
fair in relation
to that being
received by
others for
underwriting
similar
securities
during the
same period.	__X__	_______

f.  The
issuer of
the
securitie
s and
any
predece
ssor
have
been in
continuo
us
operatio
n for not
less
than
three
years.	____x___	________

g. T
he
amo
unt
of
such
secur
ities
purc
hase
d by
all of
the
inves
tmen
t
comp
anies
advis
ed by
Mitch
ell
Hutc
hins
(or
the
Fund
's
Sub-
Advis
er, if
appli
cable
) did
not
exce
ed
25%
of
the
princi
pal
amo
unt
of
the
offeri
ng.
 	____X___	________

h. No Affiliated Underwriter was a direct or
indirect participant in or beneficiary
 of the sale.	___X____	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the cash of a fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.


Approved:   Mark Tincher			Date:	12/16/98